UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2011

        RESOURCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53334	26-2809162
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

                          (714) 832-3249
(Registrant’s telephone number, including area code)

                                             N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Senior Secured Note Agreement

On September 28, 2011 (the  “Closing Date”), Resource Holdings, Inc. (the “Company”) entered into a Senior Secured Note Agreement dated as of September 28, 2010 (the “Loan Agreement”) with West Ventures, LLC, an institutional accredited investor (the “Investor”), pursuant to which the Investor purchased from the Company a 15.00% senior secured promissory note (the “Note”) in the principal amount of $11,400,000.

The Note has a three-year term and bears interest on the outstanding principal balance at the rate of 15% per annum.  At the closing (the “Closing”) of the transactions contemplated by the Loan Agreement, the Company prepaid the interest payable on the Note for the six-month period following the Closing Date.  Regular monthly interest payments on the Note will commence at the end of such six-month period. Principal payments on the Note are due monthly and commence on the 13th month following the Closing Date.  The Company may, at any time and without penalty, voluntarily prepay all or part of the Note; provided, however, that any such prepayments shall be in a minimum amount of $1,000,000 and multiples of $500,000 in excess of $1,000,000.  In certain circumstances, prepayment of principal is mandatory upon the receipt of proceeds from the condemnation or disposition of any of the Collateral (defined below) or the receipt of insurance proceeds as a result of loss or damage to the Collateral.

The Loan Agreement contains affirmative and negative covenants (which are, in certain cases, subject to certain exceptions) customary for financings of this type.  Affirmative covenants include, but are not limited to, agreements on the part of the Company to

•	conduct its business as now conducted and to preserve the assets and property of the Company used in its business;

•	prepare and submit for approval various operating budgets and mine plans;

•	employ a financial controller at the Reginaldo Mine (as defined below);

•	pay all taxes, levies, assessments and other charges; and

•	maintain certain insurance policies.

Negative covenants include, but are not limited to, restrictions on the ability of the Company to

•	make certain loans, acquisitions or investments;

•	incur additional debt;

•	create liens on its assets;

•	sell or lease assets or property that comprise the collateral pledged to secure the obligations under the Loan Agreement;

•	pay dividends or distributions (other than distributions to stockholders to pay taxes) or redeem outstanding options;

•	issue additional stock (unless pledged to the Investor);

•	change its corporate name or jurisdiction; or

•	merge or consolidate with another entity.

The Loan Agreement also contains customary events of default for financings of this type (which are in certain cases subject to certain exceptions, thresholds and grace periods), including, but not limited to

•	failure to pay principal of or interest on the Note when due;

•	failure to perform, keep or observe covenants;

•	the inaccuracy of representations and warranties

•	cross-defaults with events of default under the Purchase Agreement (as defined below) or certain other related loan and transaction documents;

•	cross-defaults with events of default under the Brazil Loan Agreement (as defined below) or certain other related loan and transactions documents;

•	attachment, seizure or levy of the collateral pledged to secure the obligations under the Loan Agreement;

•	certain bankruptcy-related events relating to the Company or Reginaldo (as defined below);

•	the failure to pay other indebtedness in excess of $100,000 when due or to observe or perform covenants or agreements with respect thereto;

•	either the Company or Reginaldo challenge the validity or enforceability of any loan or collateral agreement entered into in connection with the Loan Agreement or the Brazil Loan Agreement;

•	the termination of any lien on a material portion of the collateral created in connection with the Loan Agreement or the Brazil Loan Agreement;

•	monetary judgment defaults; and

•	certain change of control events.

On the Closing Date, the proceeds from the sale of the Note were deposited by the Investor into a bank account of the Company controlled solely by the Investor, and were subject to release by the Investor only upon the satisfaction of certain post-closing matters, including the filing with the appropriate regulatory offices in Brazil of all agreements pursuant to which Reginaldo pledged collateral to secure the Company’s obligations under the Note, as discussed below.  As of October 4, 2011, none of such funds had been released by the Investor, except $855,000 was applied by the Investor to the prepayment of interest on the Note.

The Company will use approximately $9.5 million of the proceeds from the sale of the Note to extend a loan to Reginaldo Luiz De Almeida Ferreira – ME, a Brazilian sole proprietorship company and gold mine operator (“Reginaldo”), pursuant to the terms of a Loan Agreement dated September 21, 2011 (the “Brazil Loan Agreement”) between the Company and Reginaldo.  As discussed further below, such funds will be used by Reginaldo to purchase equipment, pay for construction of a gold processing plant and provide working capital for an exiting gold mine located in Mato Grasso, Brazil (the “Reginaldo Mine”).  Of the remaining proceeds from the sale of the Note, $725,000 will be used by the Company for partial repayment of outstanding promissory notes of the Company, $855,000 was applied to the prepayment of interest on the Note and the balance will be used by the Company for working capital and other general corporate purposes.

To secure the Company’s obligations under the Loan Agreement and the Note, the Company granted to the Investor a first priority security interest in substantially all of the Company’s personal property and other assets, whether currently owned or hereafter acquired, including the capital stock of its 99.9%-owned Brazilian subsidiary, RHI Mineração Ltda. (“RM”), pursuant to the terms of a Security Agreement dated as of September 28, 2011 ( the “Security Agreement”) between the Company and the Investor and a Quota Pledge Agreement dated September 21, 2011 (the “Quota Pledge Agreement”) among the Company, the Investor and RM.  In addition, Reginaldo granted to the Investor a first lien pledge on the following assets:

•
the ore deposited in the waste tank located next to the main processing plant at the Reginaldo Mine and any receivables derived from the sale of gold extracted from the Reginaldo Mine, both pursuant to the terms of the First Lien and Second Lien Pledge Agreement of Movable Assets Derived From Mining Activities dated September 21, 2011 (the “Ore Pledge Agreement”) among Reginaldo, the Company and the Investor;

•
certain mining equipment and all additional equipment to be purchased with a portion of the proceeds of the loans under the Brazil Loan Agreement, pursuant to the terms of the First Lien and Second Lien Equipment Pledge Agreement dated September 21, 2011 (the “Equipment Pledge Agreement”) among Reginaldo, the Company and the Investor.

Michael Campbell, the Company’s President and Chief Executive Officer and a significant stockholder of the Company, also executed in favor of the Investor a Guaranty dated as of September 28, 2011 pursuant to which Mr. Campbell certified that, so long as the Note remains outstanding, he will not knowingly or intentionally take any action as an officer or director of the Company that is fraudulent, misrepresentative or would constitute willful misconduct, or that would cause any court of competent jurisdiction to enter against the Company or RM an order or decree for relief under applicable bankruptcy, insolvency or for similar law or the liquidation or winding up of the Company or RM.

Common Share Purchase and Revenue Share Agreement

Concurrently with the execution of the Loan Agreement and as additional consideration for the Investor’s agreement to purchase the Note and enter into the Loan Agreement, the Company and the Investor entered into a Common Share Purchase and Revenue Share Agreement ( the “Purchase Agreement”).  Pursuant to the Purchase Agreement, the Company, among other things, (i) granted to the Investor a 50% share of its consolidated gross revenue from the Abadala Mine in Brazil (after a deduction for interest payable under the Loan Agreement ) (as more fully described in the Purchase Agreement, the “Revenue Share”), and (ii) issued to the Investor 6,016,160 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), which shares represented approximately 15% of the issued and outstanding shares of Common Stock of a fully-diluted basis at the time of issuance.

Amounts due to the Investor from the Revenue Share are payable weekly and may upon mutual agreement of the Company and the Investor be paid in gold bullion.  Any Revenue Share payments due but unpaid shall become an additional obligation of the Company under the Loan Agreement that accrues interest at the rate of 10% per annum.

Pursuant to the Purchase Agreement, if prior to the later of the fifth anniversary of the Closing or the date the Company has paid in full all amounts payable by the Company under the Loan Agreement the Company issues shares of Common Stock, or securities convertible into or exercisable to purchase Common Stock, in a transaction or series of related transactions in which the Company’s pre-money valuation is less than $30,000,000, the Company is required to issue to the Investor additional shares of Common Stock so that the Investor will own after such transaction or transactions the same percentage of the outstanding shares of Common Stock (calculated on a fully-diluted, as converted basis) as it owns immediately prior to such transaction or transactions.

The Purchase Agreement contains customary representations, warranties and covenants.  The Company has agreed to indemnify the Investor  for (i) breaches of representations, warranties and covenants made by the Company in the Purchase Agreement and related transaction documents, subject to certain limitations, and (ii) actions instituted against the Investor or its affiliates by any stockholder of the Company with respect to the Purchase Agreement and related transaction documents.

The Common Stock issued under the Purchase Agreement was issued in a private placement pursuant to Rule 506 (“Rule 506”) of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been and is not being registered under the Securities Act.  The Investor made certain representations to the Company in the Purchase Agreement that support the determination that it was appropriate to rely on the exemption from registration provided by Rule 506 in selling the Common Stock to the Investor.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security.  The shares of Common Stock issued pursuant to the Purchase Agreement may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Investor Rights Agreement

In connection with the closing of the transactions contemplated by the Loan Agreement and the Purchase Agreement, at the Closing, the Company and the Investor also entered into an Investor Rights Agreement (the “Rights Agreement”) pursuant to which the Investor and its permitted assigns have certain demand and “piggy-back” registration rights with respect to the shares of Common Stock issued under the Purchase Agreement.  The Company is obligated to keep any registration statement filed pursuant to such demand registration rights effective for a period equal to the earlier of (i) 18 months after registration, (ii) the date on which all of the shares of Common Stock covered by the registration statement have been sold, and (iii) the date on which there ceases to be any Registrable Securities (as defined in the Rights Agreement) covered by the registration statement.

Brazil Loan Agreement

On the Closing Date, the Company entered into a Loan Agreement dated September 21, 2011 (the “Brazil Loan Agreement”) with Reginaldo pursuant to which the Company agreed to lend to Reginaldo $14,000,000, of which $9,500,000 is expected to be released to Reginaldo upon the satisfaction of certain closing conditions and applied exclusively for the following purposes:

•	$5,368,824 for the purchase of certain mining equipment and machinery;

•	$3,000,000 for the personal benefit of the owner of Reginaldo;

•	$352,941 for the construction of a new ore processing plant at the Reginaldo Mine; and

•	$778,235 for working capital.

The Company has agreed to disburse the remaining $4,500,000 of the loan to Reginaldo in two installments, subject to Reginaldo’s continued compliance with the terms and conditions of the Brazil Loan Agreement, as determined by the Company and approved by the Investor, the first installment in the amount of $2,500,000 within the six-month period commencing on the six-month anniversary of the Closing Date and the remaining installment in the amount of $2,000,000 within the six-month period commencing on the first anniversary of the Closing Date.  If the Company fails to make either additional loan disbursement without cause, such as the failure of Reginaldo to comply with its obligations under the Brazil Loan Agreement or, if the Note is still outstanding, the failure of the Investor to approve such additional loan disbursement, the Company shall be subject to the payment of a 20% penalty on the disbursement amount.

Under the terms of the Brazil Loan Agreement, Reginaldo is required to pay the Company through the date (the “Maturity Date”) of the tenth anniversary of the disbursement date of the first loan installment in the amount of $9.5 million, monthly interest on the loan amount in an amount equal to 50% of the income from the ore production at the Reginaldo Mine after deduction of all costs and expenses of production.  Of such amount, the Company is required by the terms of the Purchase Agreement to pay 50% to the Investor as discussed above.  Such interest must be paid, at the option of the Company, in either U.S. dollars or in gold.  Reginaldo is required by the Brazil Loan Agreement to repay the Company the outstanding principal loan amount on the Maturity Date unless the Company, in its sole discretion, extends such date of repayment for an additional year.

The amounts received by the Company from Reginaldo that are characterized as interest are to be used by the Company to repay the amounts due to the Investor under the Note and any other amounts payable by the Company under the Loan Agreement.  If such amounts are not sufficient to make all required payments under the Note and the Loan Agreement in accordance with the terms thereof, additional loans to Reginaldo under the Brazil Loan Agreement will be suspended until such time as all such amounts that are due and payable to the Investor have been paid and Reginaldo will forfeit any further payments of net income from the Reginaldo Mine until all such obligations have been satisfied.  Any amounts that Reginaldo makes available to the Company and the Investor from its portion of the net profits of the Reginaldo Mine will accrue interest payable by the Company at the rate of 10% per annum until such amounts are repaid to Reginaldo by the Company.

Pursuant to the terms of the Brazil Loan Agreement, the Company has agreed that, at the end of the second year of the term of such agreement, it will convert the outstanding loans under such agreement into a 50% share of the net income of all mining activities at the Reginaldo Mine so long as Reginaldo has fulfilled all of its obligations under the Brazil Loan Agreement, the obligations of the Company to the Investor under the Loan Agreement have been paid in full and the financial statements of Reginald for such two-year period have been audited in accordance with generally accepted accounting principles in the United States.  If at such time any obligations remain outstanding under the Loan Agreement, the cancellation of the loans under the Brazil Loan Agreement may only be made with the written consent of the Investor.  In addition, if at such time Reginaldo has failed to complete its audit in a form satisfactory to the Company, the obligations of the Company to cancel the loans in exchange for the acquisition of the equity interest in Reginaldo will be extended to the conclusion of such audit.

In connection with the execution and delivery of the Brazil Loan Agreement, Reginaldo also entered into an Option Agreement dated September 21, 2011 (the “Option Agreement”) with the Company pursuant to which Reginaldo granted to the Company an option to purchase fifty percent (50%) of the net income of all ore activities at the Reginaldo Mine, which option is exercisable at any time during the continuance of an event of default under the Loan Agreement or the Brazil Loan Agreement, in consideration of forgiving all amounts due under the Brazil Loan Agreement.  The Company may only exercise such option with the written consent of the Investor.

The obligations of Reginaldo under the Brazil Loan Agreement are secured by a second lien pledge by Reginaldo of the following assets:

•
the ore deposited in the waste tank located next to the main processing plant at the Reginaldo Mine and any receivables derived from the sale of gold extracted from the Reginaldo Mine, both pursuant to the terms of the Ore Pledge Agreement;

•
certain mining equipment and all additional equipment to be purchased with a portion of the proceeds of the loans under the Brazil Loan Agreement, pursuant to the terms of the Equipment Pledge Agreement; and

•	the rights of Reginaldo under the Option Agreement.

The Brazil Loan Agreement contains affirmation and negative covenants (which are, in certain cases, subject to certain exceptions) customary for financings of this type.  Affirmative covenants include, but are not limited to, agreements on the part of Reginaldo to:

•	maintain compliance with all applicable environmental and mining regulations of governmental entities;

•	submit periodic financial statements and production reports;

•	provide the Company and the Investor unrestricted access to the Reginaldo Mine; and

•	maintain all of its assets and equipment in good condition and covered by insurance of the types and in amounts typical in Brazil.

Negative covenants include, but are not limited, restrictions on the ability of Reginaldo to:

•	make any expenditures or transfer any funds outside the ordinary course of business without the Company’s consent;
•	guaranty any indebtedness, pledge any assets or lend or advance any funds;

•	sell, lease or transfer any assets used in the mining operations of the Reginaldo Mine; and

•	effect any corporate merger, reorganization, liquidation or similar corporate transaction.

Termination and Release Agreement

In connection with the execution and delivery by the Company of the Brazil Loan Agreement, on September 21, 2011 RHI and Reginaldo entered into a Termination and Release Agreement pursuant to which the parties terminated the First Amended and Restated Loan Agreement dated as of August 4, 2011 between RH and Reginaldo and the First Amended and Restated Lease Agreement between RH and Reginaldo, in each case without liability or continuing obligation by either party, and RH and Reginaldo mutually released each other from any and all rights and obligations provided for under such agreements.
_________________________________

The foregoing descriptions of the Loan Agreement, the Purchase Agreement, the Note, the Brazil Loan Agreement, the Guaranty, the Security Agreement, the Ore Pledge Agreement, the Equipment Pledge Agreement, the Option Agreement, the Rights Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 4.1 and Exhibits 10.1 to 10.11 and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under the caption “Senior Secured Note Agreement” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under the caption “Common Share Purchase and Revenue Share Agreement” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The transactions contemplated by the Purchase Agreement and the Loan Agreement were exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description

4.1	15.00% Senior Secured Promissory Note dated September 28, 2011 of Resource Holdings, Inc. in favor of West Ventures, LLC.
10.1	Senior Secured Note Agreement dated as of September 28, 2011 between Resource Holdings Inc. and West Ventures, LLC.
10.2	Common Share Purchase and Revenue Share Agreement dated as of September 28, 2011 between Resource Holdings, Inc. and West Ventures, LLC.
10.3	Investor Rights Agreement dated as of September 28, 2011 between Resource Holdings, Inc. and West Ventures, LLC.
10.4	Security Agreement dated as of September 28, 2011 between Resource Holdings, Inc. and West Ventures, LLC.
10.5	Guaranty dated as of September 28, 2011 by Michael Campbell in favor of West Ventures, LLC.
10.6	Quota Pledge Agreement dated September 21, 2011 by and among Resource Holdings, Inc., West Ventures, LLC and RHI Mineração Ltda.
10.7	First Lien and Second Lien Equipment Pledge Agreement dated September 21, 2011 among Reginaldo Luiz De Almeida Ferreira – ME, Resource Holdings, Inc. and West Ventures, LLC.*
10.8
First Lien and Second Lien Pledge Agreement of Movable Assets Derived From Mining Activities dated September 21, 2011 among Reginaldo Luiz De Almeida Ferreira - ME, Resource Holdings, Inc. and West Ventures, LLC.*

10.9	Loan Agreement dated September 21, 2011 between Reginaldo Luiz De Almeida Ferreira – ME and Resource Holdings, Inc.**
10.10	Option Agreement dated September 21, 2011 among Reginaldo Luiz De Almeida Ferreira-ME, Resource Holdings, Inc. and West Ventures, LLC.*
10.11	Termination Agreement dated September 21, 2011 between RHI Mineração Ltda. and Reginaldo Luiz De Almeida Ferreira – ME.*

* This document was executed simultaneously in English and Portuguese. In the event of conflict between versions, the Portuguese language version shall control.
** This document was executed simultaneously in English and Portuguese. In the event of a conflict between versions, the English language version shall control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE HOLDINGS, INC.

	By:	/s/ Michael Campbell
Name: Michael Campbell
Title: Chief Executive Officer and President

Dated: October 4, 2011